Exhibit 99.2

SAKS INCORPORATED ANNOUNCES FEBRUARY

COMPARABLE STORE SALES INCREASE OF 3.4%

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (March 5, 2008)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $227.6 million for the four weeks ended March 1, 2008 compared to $219.9 million for the four weeks ended March 3, 2007, a 3.5% increase. Comparable store sales increased 3.4% for the four-week period.

For February, the strongest categories at Saks Fifth Avenue were men’s shoes, accessories, and contemporary apparel; fine jewelry; and fragrances. The weakest categories at Saks Fifth Avenue for February were women’s classic bridge apparel, women’s petites and large sizes, women’s designer eveningwear, and soft accessories. Saks Direct and Off 5th performed well for the month.

Saks Incorporated currently operates Saks Fifth Avenue, which consists of 54 Saks Fifth Avenue stores, 48 Saks Off 5th stores, and saks.com. The Company also operates Club Libby Lu specialty stores.

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